Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and effective as of the 20th day of November, 2009, by and between WAVE2WAVE COMMUNICATIONS, INC., a Delaware corporation having a principal business address at Continental Plaza, 6th Floor, 433 Hackensack Avenue, Hackensack, New Jersey 07601 (the “Company”) and ANDREW BRESSMAN, an individual having an address at 14 Hoverman Road, Old Tappan, New Jersey 07675 (the “Employee”). Employee and Company shall be individually referred to as a “Party”, and collectively as the “Parties.”

RECITALS

          A.          The Company and the Employee are parties to a certain Employment Agreement, dated as of June 12, 2009 (the “Existing Agreement”).

          B.          The Parties desire to amend Section 2.3 of the Existing Agreement to provide that shares of common stock of the Company, par value $0.0001 per share (the “Common Stock ), be issued in lieu of the stock options referenced therein.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, it is agreed as follows:

          1.          Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Existing Agreement; provided, however, all references to the term “Agreement” herein and in the Existing Agreement shall refer to the Existing Agreement, as amended by this Amendment.

          2.          Amendment to Section 2.3. Section 2.3 of the Existing Agreement is hereby deleted in its entirety and replaced with the following language:

                      “2.3. Stock Grant.

                    (a) The Company will grant to Employee 2,484,320 shares (the “Shares”) of Common Stock of the Company as compensation for services rendered to the Company.

                     (b) The purchase price for the Shares shall be $0.0001 per share, and shall be paid in good and immediately available United States dollars.”

          3.          Option Cancellation and Share Issuance. The Employee hereby acknowledges and agrees that the Company did not grant any stock options to Employee pursuant to Section 2.3 of the Existing Agreement and that the Company has no obligations to issue to Employee any stock options pursuant to Section 2.3 of the Existing Agreement. The Company shall issue the Shares to the Employee upon the execution of this Amendment by Employee.

          4.          Amendment Supplementary. This Amendment is supplementary to the Existing Agreement. Except to the extent amended hereunder, all of the provisions of the Existing Agreement shall remain in full force and effect. The Existing Agreement and all rights and powers created thereby and thereunder are in all respects ratified and confirmed. From and after the date hereof, the Existing Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Existing Agreement shall continue in full force and effect and the Existing Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

          5.          Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different Parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any Party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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          IN WITNESS WHEREOF, this First Amendment to Employment Agreement is executed and delivered as of the day and year first above written.

Wave2Wave Communications, Inc.

By:	/s/ Steven Asman

Name: Steven Asman
Title: President

/s/ Andrew Bressman

Andrew Bressman